Product supplement no. 60-II To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated February 27, 2008 Rule 424(b)(2)

JPMorgan Chase & Co.
Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Six Commodity Indices or Linked to Any One of the Foregoing

General

  JPMorgan Chase & Co. may offer and sell return enhanced notes linked to a weighted Basket consisting of up to six commodity indices, or linked to any one of the foregoing, as described below. This product supplement no. 60-II describes terms that will apply generally to the return enhanced notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to a Basket consisting of the Dow Jones — AIG Commodity IndexSM (the “AIG Commodity Basket Component”), the S&P GSCITM Agriculture Index Excess Return, the S&P GSCITM Energy Index Excess Return, the S&P GSCITM Industrial Metals Index Excess Return, the S&P GSCITM Livestock Index Excess Return and the S&P GSCITM Precious Metals Index Excess Return (together the “GSCI Basket Components”), as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-49.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Components, any of the futures contracts underlying the Basket Components or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket:	Unless otherwise specified in the relevant terms supplement, the Basket will be composed of up to six indices (each a “Basket Component,” and collectively, the “Basket Components”) :
	Basket Component	Weight

	Dow Jones — AIG Commodity IndexSM	†
	S&P GSCITM Agriculture Index Excess Return	†
	S&P GSCITM Energy Index Excess Return	†
	S&P GSCITM Industrial Metals Index Excess Return	†
	S&P GSCITM Livestock Index Excess Return	†
	S&P GSCITM Precious Metals Index Excess Return	†

† The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined.  For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case each Basket Component makes up 1/6th of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the six Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the Dow Jones — AIG Commodity IndexSM and the S&P GSCITM Agriculture Index Excess Return, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket.

The Basket may consist of fewer than all six Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.
Payment at Maturity (Notes with a Buffer):	For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable) and the buffer amount.

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per $1,000 principal note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]
For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount.
Payment at Maturity (Notes without a Buffer):	For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or the Strike Level, if applicable).

If the Ending Basket Level is greater than the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the note, your final payment per note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)
If the Ending Basket Level is equal to the Starting Basket Level (or the Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or the Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)
For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable).
Other Terms:	In each case if applicable, the Maximum Total Return, the buffer amount, upside leverage factor and downside leverage factor will be specified in the relevant terms supplement.
Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement or, if the Basket consists of a single Basket Component, the closing level of the Basket Component on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Basket Component on each of the Initial Averaging Dates.

Ending Basket Level:

The Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant trading day will be calculated as follows:

100 x [1 + (AIG Commodity Return * AIG Commodity Weighting) + (Agriculture Return * Agriculture Weighting) + (Energy Return * Energy Weighting) + (Industrial Metals Return * Industrial Metals Weighting) + (Livestock Return * Livestock Weighting) + (Precious Metals Return * Precious Metals Weighting)]

Unless otherwise specified in the relevant terms supplement, on any trading day, each of the AIG Commodity Return, the Agriculture Return, the Energy Return, the Industrial Metals Return, the Livestock Return and the Precious Metals Return (each, a “Component Return”) reflects the performance of the respective Basket Component, expressed as a percentage, from its respective Index Starting Level to its respective Index Closing Level on such trading day.

The AIG Commodity Weighting, the Agriculture Weighting, the Energy Weighting, the Industrial Metals Weighting, the Livestock Weighting and the Precious Metals Weighting (each a “Component Weighting,” and collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket.

The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that the Dow Jones-AIG Commodity IndexSM is weighted to compose 18% of the value of the Basket, the AIG Commodity Weighting is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the Dow Jones-AIG Commodity IndexSM and the S&P GSCITM Agriculture Index Excess Return, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all six Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. For additional information, see “Description of Notes — Payment at Maturity.”
Strike Level:

The relevant terms supplement may specify a Basket level other than the Starting Basket Level to be used for calculating the Basket Return and the amount payable at maturity, if any. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, shall be used to calculate the Basket Return.

Basket Valuation Date(s):

The Ending Basket Level will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the Return Enhanced Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 60-II, the accompanying prospectus supplement and prospectus or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

February 27, 2008

       In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 60-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 60-II and with respect to JPMorgan Chase & Co. This product supplement no. 60-II, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 60-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

       The notes described in the relevant terms supplement and this product supplement no. 60-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 60-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

       In this product supplement no. 60-II and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

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We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 60-II nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 60-II nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 60-II and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

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Bermuda

This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

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(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

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Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

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(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

Neither this product supplement no. 60-II nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 60-II, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 60-II

vi

and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

vii

DESCRIPTION OF NOTES

       The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 60-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Return Enhanced Notes linked to a weighted basket consisting of up to six commodity indices or linked to any one of the foregoing.

General

       The Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted Basket (the “Basket”) consisting of up to six commodity indices (each a “Basket Component,” and collectively, the “Basket Components”), or linked to any one of the Basket Components. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

       The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the notes have a Strike Level and/or buffer.

       The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

       The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

       The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

       The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 60-II. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

       The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will also specify whether or not the notes have a buffer and the amount of any such buffer in the relevant terms supplement.

PS-1

Notes with a Buffer

       For notes with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the buffer amount.

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage that we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

  Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) and such decline is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Basket beyond the buffer amount. If the Ending Basket Level declines by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, and your final payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + [$1,000 x (Basket Return + buffer amount %) x downside leverage factor]

       For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

       Notes without a Buffer

       For notes without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable).

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by the upside leverage factor subject, if applicable, to the Maximum Total Return on the note. If applicable, the “Maximum Total Return” on the note is a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Basket Return multiplied by the upside leverage factor is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return x upside leverage factor)

PS-2

  If the Ending Basket Level is equal to the Starting Basket Level (or Strike Level, if applicable), you will receive a cash payment of $1,000 per $1,000 principal amount note.
  If the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Ending Basket Level declines beyond the Starting Basket Level (or Strike Level, if applicable), unless otherwise specified in the relevant terms supplement. Under these circumstances, your final payment per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

       For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or Strike Level, if applicable).

       Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level or to a Basket level other than the Starting Basket Level as specified in the relevant terms supplement (the “Strike Level”). The relevant terms supplement will specify the manner in which the Ending Basket Level will be determined. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level – Starting Basket Level (or Strike Level, if applicable) Starting Basket Level (or Strike Level, if applicable)

       Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other date as specified in the relevant terms supplement, or, if the Basket consists of a single Basket Component, the closing level of the Basket Component on the pricing date, or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels on each of the Initial Averaging Dates. The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement, or an arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

       In each case if applicable, the “Maximum Total Return,” the “buffer amount,” “upside leverage factor” and “downside leverage factor” will be set forth in the relevant terms supplement.

       Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant trading day will be calculated as follows:

100 x [1 + (AIG Commodity Return * AIG Commodity Weighting) + (Agriculture Return * Agriculture Weighting) + (Energy Return * Energy Weighting) + (Industrial Metals Return * Industrial Metals Weighting) + (Livestock Return * Livestock Weighting) + (Precious Metals Return * Precious Metals Weighting)]

       Unless otherwise specified in the relevant terms supplement, on any trading day, each of the AIG Commodity Return, the Agriculture Return, the Energy Return, the Industrial Metals Return, the Livestock Return and the Precious Metals Return (each, a “Component Return”) reflects the performance of the respective Basket Component, expressed as a percentage, from its respective Index Starting Level to its respective Index Closing Level on such trading day.

       The AIG Commodity Weighting, the Agriculture Weighting, the Energy Weighting, the Industrial Metals Weighting, the Livestock Weighting and the Precious Metals Weighting (each a “Component Weighting,” and collectively, the “Component Weightings”) are the respective weights of each of the Basket Components in the Basket.

PS-3

       The relevant terms supplement will specify either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Basket Component will be determined. For example, if the relevant terms supplement specifies that the Dow Jones-AIG Commodity IndexSM is weighted to compose 18% of the value of the Basket, the AIG Commodity Weighting is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of the Dow Jones-AIG Commodity IndexSM and the S&P GSCITM Agriculture Index Excess Return, the Basket Component with the greater Component Return will make up 70% of the value of the Basket, and the Basket Component with the lesser Component Return will make up 30% of the value of the Basket. The Basket may consist of fewer than all six Basket Components, in which case the weight of each Basket Component not included in the Basket will be deemed to be 0%. In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket.

       On any trading day, the “AIG Commodity Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

AIG Commodity Return =	AIG Commodity Closing Level – AIG Commodity Starting Level AIG Commodity Starting Level

where the “AIG Commodity Starting Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones — AIG Commodity IndexSM on each of the Initial Averaging Dates, and the “AIG Commodity Closing Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on such trading day. However, if the Basket consists of only the Dow Jones — AIG Commodity IndexSM, the “AIG Commodity Closing Level” is the closing level of the Dow Jones — AIG Commodity IndexSM on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the Dow Jones — AIG Commodity IndexSM on each of the Ending Averaging Dates.

       On any trading day, the “Agriculture Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Agriculture Return =	Agriculture Closing Level – Agriculture Starting Level Agriculture Starting Level

where the “Agriculture Starting Level” is the closing level of the S&P GSCITM Agriculture Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Agriculture Index Excess Return on each of the Initial Averaging Dates, and the “Agriculture Closing Level” is the closing level of the S&P GSCITM Agriculture Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCITM Agriculture Index Excess Return, the “Agriculture Closing Level” is the closing level of the S&P GSCITM Agriculture Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Agriculture Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the “Energy Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Energy Return =	Energy Closing Level – Energy Starting Level Energy Starting Level

where the “Energy Starting Level” is the closing level of the S&P GSCITM Energy Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Energy Index Excess Return on each of the Initial Averaging Dates, and the “Energy Closing Level” is the closing level of the S&P GSCITM Energy Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCITM Energy

PS-4

Index Excess Return, the “Energy Closing Level” is the closing level of the S&P GSCITM Energy Index Excess Return on the Observation Date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Energy Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the “Industrial Metals Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Industrial Metals Return =	Industrial Metals Closing Level – Industrial Metals Starting Level Industrial Metals Starting Level

where the “Industrial Metals Starting Level” is the closing level of the S&P GSCITM Industrial Metals Index Excess Return on the pricing date or other relevant date specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Industrial Metals Index Excess Return on each of the Initial Averaging Dates, and the “Industrial Metals Closing Level” is the closing level of the S&P GSCITM Industrial Metals Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCITM Industrial Metals Index Excess Return, the “Industrial Metals Closing Level” is the closing level of the S&P GSCITM Industrial Metals Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Industrial Metals Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the “Livestock Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Livestock Return =	Livestock Closing Level – Livestock Starting Level Livestock Starting Level

where the “Livestock Starting Level” is the closing level of the S&P GSCITM Livestock Index Excess Return on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Livestock Index Excess Return on each of the Initial Averaging Dates, and the “Livestock Closing Level” is the closing level of the S&P GSCITM Livestock Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCITM Livestock Index Excess Return, the “Livestock Closing Level” is the closing level of the S&P GSCITM Livestock Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Livestock Index Excess Return on each of the Ending Averaging Dates.

       On any trading day, the “Precious Metals Return” is calculated as follows, unless otherwise specified in the relevant terms supplement:

Precious Metals Return =	Precious Metals Closing Level – Precious Metals Starting Level Precious Metals Starting Level

where the “Precious Metals Starting Level” is the closing level of the S&P GSCITM Precious Metals Index Excess Return on the pricing date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Precious Metals Index Excess Return on each of the Initial Averaging Dates, and the “Precious Metals Closing Level” is the closing level of the S&P GSCITM Precious Metals Index Excess Return on such trading day. However, if the Basket consists of only the S&P GSCITM Precious Metals Index Excess Return, the “Precious Metals Closing Level” is the closing level of the S&P GSCITM Precious Metals Index Excess Return on the Observation Date or other relevant date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of the S&P GSCITM Precious Metals Index Excess Return on each of the Ending Averaging Dates.

       We refer to each of the AIG Commodity Starting Level, Agriculture Starting Level, Energy Starting Level, Industrial Metals Starting Level, Livestock Starting Level and Precious Metals Starting Level as an “Index Starting Level,” and each of the AIG Commodity Closing Level, Agriculture Closing Level, Energy Closing Level, Industrial Metals Closing Level, Livestock Closing Level and Precious Metals Closing Level as an “Index Closing Level.”

PS-5

         The “closing level” on any trading day will equal the official closing level of such Basket Component or any successor index thereto (as described below) published following the regular official weekday close of trading for such Basket Component on that trading day. In certain circumstances, the “closing level” for a Basket Component will be based on the alternate calculation of such Basket Component described under the index description section for the relevant Basket Component.

       A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (i) such Basket Component or any relevant successor index is calculated and (ii) futures contracts constituting more than 80% of the value of such Basket Component or successor index on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing level of such Basket Component or such successor index, as applicable.

       The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. If an Initial Averaging Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Initial Averaging Date (any such Basket Component affected by a non-trading day or a market disruption event, a “Disrupted Basket Component”), the applicable Initial Averaging Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Initial Averaging Date, as postponed, will be determined by using (1) the closing level, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Initial Averaging Date and (2) the closing level, for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing. For the avoidance of doubt, if an Initial Averaging Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, such Initial Averaging Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Initial Averaging Date using the closing levels of the Disrupted Basket Components on different trading days.

       In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date. If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the closing level for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such closing level, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component.

       The Basket Valuation Date(s), which will either be a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day with respect to any Basket Component, or there is a market disruption event with respect to any Basket Component on such Basket Valuation Date, the applicable Basket Valuation Date will be the immediately succeeding trading day for any such Disrupted Basket Component during which no market disruption event for such Disrupted Basket Component shall have occurred or be continuing; provided that the Basket Closing Level on such Basket Valuation Date, as postponed, will be determined by using (1) the closing level, for each Basket Component (other than any such Disrupted Basket Component) on the originally scheduled Basket Valuation Date and (2) the closing level for any such Disrupted Basket Component on the immediately succeeding trading day for such Disrupted Basket Component during which no market disruption event for such Disrupted Basket

PS-6

Component shall have occurred or be continuing. For the avoidance of doubt, if a Basket Valuation Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first trading day on which there is no market disruption event relating to the first Disrupted Basket Component is different from such trading day for one or more of the other Disrupted Basket Components, such Basket Valuation Date will be postponed to the latest of such trading days. Under these circumstances, the calculation agent will calculate the Basket Closing Level for such Basket Valuation Date using the closing levels of the Disrupted Basket Components on different trading days.

       In no event, however, will any Basket Valuation Date be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date is not a trading day with respect to any Disrupted Basket Component, or there is a market disruption event with respect to any Disrupted Basket Component on such tenth business day, the calculation agent will determine the closing level or closing price for any such Disrupted Basket Component for such date in accordance with the formula for and method of calculating such closing level, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant commodities or futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each futures contract most recently constituting such Disrupted Basket Component.

       The maturity date will be set forth in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

       We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

       A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

       Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Basket Consisting of a Single Basket Component

       If the Basket consists of only one Basket Component, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket Return” will be deemed to refer to the “AIG Commodity Return,” the “Agriculture Return,” the “Energy Return,” the “Industrial Metals Return,” the “Livestock Return” or the “Precious Metals Return,” as applicable, and may be referred to as the “Index Return” in the relevant terms supplement, (2) the “Ending Basket Level” will be deemed to refer to the “AIG Commodity Closing Level,” the “Agriculture Closing Level,” the “Energy Closing Level,” the “Industrial Metals Closing Level,” the “Livestock Closing Level” or the “Precious Metals Closing Level,” as applicable, and may be referred to as the “Ending Index Level,” in the relevant terms supplement and (3) the “Starting Basket Level” will be deemed to refer to the “AIG Commodity Starting Level,” the “Agriculture Starting Level,” the “Energy Starting Level,” the “Industrial Metals Starting Level,” the “Livestock Starting Level” or the “Precious Metals Starting Level,” as applicable, and may be referred to as the “Initial Index Level” in the relevant terms supplement.

PS-7

RISK FACTORS

       Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, any of the Basket Components, or any of the futures contracts underlying the Basket Components or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the Basket Components. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

       The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 39-VIII and the relevant terms supplement. For notes with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount. For notes without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level declines from the Starting Basket Level (or the Strike Level, if applicable). The relevant terms supplement will specify whether the notes have a buffer and/or Strike Level.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

       If the notes are subject to a Maximum Total Return, the appreciation potential of the notes will be limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage which we will determine on the pricing date and which will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return for the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Basket Return multiplied by the upside leverage factor is greater than that Maximum Total Return.

The Basket Components may not be equally weighted.

       Unless otherwise specified in the relevant terms supplement, the Basket is composed of six Basket Components, each of which may have a different weight in determining the value of the Basket, depending on the Component Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the AIG Commodity Weighting, the Agriculture Weighting, the Energy Weighting, the Industrial Metals Weighting, the Livestock Weighting and the Precious Metals Weighting are 50%, 20%, 15%, 10%, 4%, and 1% respectively. One consequence of such an unequal weighting of the Basket Components is that the same percentage change in two of the Basket Components may have different effects on the Basket Closing Level. For example, if the AIG Commodity Weighting is greater than the Energy Weighting, a 5% decrease in the Dow Jones — AIG Commodity IndexSM will have a greater effect on the Basket Closing Level than a 5% decrease in the S&P GSCITM Agriculture Index Excess Return Index.

The weight of each Basket Component may be determined on a date other than the pricing date.

       If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Component Return of each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the final Basket Valuation Date.

PS-8

Changes in the value of the Basket Components may offset each other.

       Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of the Basket Components. Price movements in the Basket Components may not correlate with each other. At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Component or Components, particularly if the Basket Component or Components that appreciate are of relatively low weight in the Basket. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level or, if applicable, the Strike Level. You may lose some or all of your investment in the notes if the Ending Basket Level is lower than the Starting Basket Level or, if applicable, the Strike Level.

Secondary trading may be limited.

       Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

       J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the notes. If at any time J.P. Morgan Securities Inc. or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The starting level for the Basket Components may be determined after the issue date of the notes.

       If so specified in the relevant terms supplement, the starting level for the Basket Components will be determined based on the arithmetic average of the closing levels or closing prices of the Basket Components on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the starting level or initial share price for the Basket Components may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the starting level for the Basket Components. The starting level for the Basket Components will be used in the calculation of the returns for the various Basket Components, and the returns will be used in calculating the Basket Return and the payment at maturity. If there are any increases in the closing levels or closing prices for the Basket Components on the Initial Averaging Dates that occur after the issue date and such increases result in the starting level or initial share price for one or more of the Basket Components being higher than the closing level of such Basket Component(s) on the issue date, this may establish higher levels that the Basket Components must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

       Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Basket Valuation Date, if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the notes is near the end of the term of the notes, then

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if the Basket levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Basket Components, the securities underlying the Basket Components or contracts relating to the Basket or Basket Components for which there is an active secondary market.

The Basket may consist of only one Basket Component.

       In certain cases, only one Basket Component may compose the entire Basket. If there is only one Basket Component, that Basket Component will be weighted as 100% of the Basket and the remaining Basket Components will each be weighted as 0% of the Basket. In such cases, the Basket Closing Level will be determined with respect to the closing level of the single Basket Component, and changes in other Basket Components will have no effect on the Basket Closing Level.

The notes are not designed to be short-term trading instruments.

       The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

       Many economic and market factors will influence the value of the notes. We expect that, generally, the level of the Basket Components on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the volatility, frequency and magnitude of changes in the value of the Basket Components;

  supply and demand trends at any time for the physical commodities upon which the futures contracts that compose the Basket Components or the exchange traded futures contracts on such commodities;

  the market price of the physical commodities upon which the futures contracts that compose the Basket Components are based or the exchange-traded futures contracts on such commodities;

  economic, financial, political and regulatory, geographical, meteorological or judicial events that affect commodities markets generally or the futures contracts underlying the Basket Components, and which may affect the level of the Basket Components and the Basket Return;

  interest and yield rates in the market generally;

  the time remaining to the maturity of the notes; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

       You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. For notes with a buffer, if the Ending Basket Level declines compared to the Starting Basket Level (or the Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity.

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The notes are not regulated by the Commodity Futures Trading Commission.

       The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Regulation of the commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict and may significantly and adversely affect the value of the notes.

        Futures contracts and options on futures contracts markets, including those on which the Basket Components are based, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges including NYMEX, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, NYMEX has regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market price of the oil futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effects of any future regulatory change on the value of the notes is impossible to predict, but could be substantial and adverse to the interests of noteholders.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

       The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Basket Components and, therefore, the value of your notes.

Index calculation disruption events may require an adjustment to the calculation of the Dow Jones — AIG Commodity IndexSM.

       At any time during the term of the notes, the daily calculation of the Dow Jones — AIG Commodity IndexSM may be adjusted in the event that AIG Financial Products (“AIG-FP”) determines that any of the

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following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of, any futures contract used in the calculation of Dow Jones — AIG Commodity IndexSM on that day; the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or, with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the London Metal Exchange (the “LME”), a business day on which the LME is not open for trading. Any such index calculation disruption event may have an adverse impact on the level of the Dow Jones — AIG Commodity IndexSM or the manner in which it is calculated and, therefore, the value of your notes. See “The Dow Jones — AIG Commodity IndexSM — Index Calculation Disruption Events.”

AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.

       A futures contract known as a “Designated Contract” has been selected as the reference contract for most of the commodities included in the Dow Jones — AIG Commodity IndexSM. See “Dow Jones — AIG Commodity IndexSM — Designated Contracts for Each Commodity.” Data concerning this Designated Contract will be used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Dow Jones — AIG Commodity IndexSM Supervisory Committee to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the level of the Dow Jones — AIG Commodity IndexSM and, therefore, the value of your notes.

Prices for the physical commodities upon which the futures contracts that compose the Basket Components are based may change unpredictably and affect the value of the notes in unanticipated ways.

       A decrease in the price of any of the commodities upon which the futures contracts that compose the Basket Components are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Basket Components are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

       The S&P GSCITM Agriculture Index Excess Return

       The S&P GSCITM Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

       The S&P GSCITM Energy Index Excess Return

       The S&P GSCITM Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating

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Oil, Gasoil and Natural Gas. Global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

       The S&P GSCITM Industrial Metals Index Excess Return

       The S&P GSCITM Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. Global industrial metals commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

       The S&P GSCITM Livestock Index Excess Return

       The S&P GSCITM Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs, which are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

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       The S&P GSCITM Precious Metals Index Excess Return

       The S&P GSCITM Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold prices in particular are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.

       Silver prices are also subject to fluctuation and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the silver commodities market.

You will not have rights in the exchange-traded futures contracts on the commodities underlying the Basket Components.

       As an owner of the notes, you will not have rights that holders of exchange-traded futures contracts on the commodities underlying the Basket Components may have.

Owning the notes is not the same as owning the futures contracts that compose the Basket Components, or certain other commodity-related contracts directly.

       The return on your notes will not reflect the return you would realize if you actually purchased the commodities upon which the futures contracts that compose the Basket Components are based, or exchange-traded or over-the-counter instruments based on any of the Basket Components. You will not have any rights that holders of such assets or instruments have.

The Basket Components may include contracts that are not traded on regulated futures exchanges.

       The Basket Components were originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). As described below, however, the Basket Components may include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a

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result, the trading of contracts on such facilities and the inclusion of such contracts in the Basket Components may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of commodities included in the Basket Components relative to their current prices may lead to a decrease in the payment at maturity of the notes.

       The Basket Components are composed of futures contracts on physical commodities. As the contracts that underlie the Basket Components come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in each Basket Component have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, some of the commodities reflected in the Basket Components have historically exhibited “contango” markets rather than backwardation. Contango markets are those in which prices are higher in more distant delivery months than in nearer delivery months. Commodities may also fluctuate between backwardation and contango markets. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Basket Components and, accordingly, the amount payable at maturity of the notes.

The notes may be linked to an excess return index, and not a total return index.

       The notes may be linked to an excess return index and not a total return index. An excess return index reflects the returns that are potentially available through an unleveraged investment in the contracts comprising such index. By contrast, the Dow Jones — AIG Commodity Index Total ReturnSM, the S&P GSCITM and the “total return” sub-indices related thereto are “total return” indices which, in addition to reflecting those returns, also reflect interest that could be earned on funds committed to the trading of the underlying futures contracts. None of the Basket Components include a “total return” feature.

Risks associated with the Dow Jones-AIG Commodity IndexSM may adversely affect the market price of the notes.

       If the Basket includes the Dow Jones — AIG Commodity IndexSM, the Basket will reflect the return on exchange-traded futures contracts on nineteen different physical commodities, and it will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the Dow Jones — AIG Commodity IndexSM will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Commodity Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Dow Jones — AIG Commodity IndexSM for the following year. However, Dow Jones and AIG-FP may not discover every discrepancy. Furthermore, the annual weightings for the Commodity Index are determined each year in June or July and announced in July or August by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the Commodity Index and has no obligation to take the needs of any parties to transactions involving the Dow Jones — AIG Commodity IndexSM into consideration when reweighting or making any other changes to the Commodity Index. Finally, subject to the minimum/maximum diversification limits described in “The Dow Jones — AIG Commodity IndexSM — Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones — AIG Commodity IndexSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture. If the Basket includes the Dow Jones — AIG Commodity IndexSM, an investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

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Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones — AIG Commodity IndexSM and the underlying commodities may affect the level of the Dow Jones — AIG Commodity IndexSM.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the Dow Jones — AIG Commodity IndexSM. AIG-FP and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the Dow Jones — AIG Commodity IndexSM, the futures contracts underlying the Dow Jones — AIG Commodity IndexSM or the commodities underlying these futures contracts. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Dow Jones — AIG Commodity IndexSM and related indices, and Dow Jones and AIG-FP and certain of their affiliates may license the Dow Jones — AIG Commodity IndexSM for publication or for use by unaffiliated third parties.

       These activities could present conflicts of interest and could affect the level of the Dow Jones — AIG Commodity IndexSM. For instance, a market maker in a financial instrument linked to the performance of the Dow Jones — AIG Commodity IndexSM may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of the Dow Jones — AIG Commodity IndexSM in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Dow Jones — AIG Commodity IndexSM, which in turn may affect the level of the Dow Jones — AIG Commodity IndexSM and, therefore, the value of your notes. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

Changes that affect the calculation of the Dow Jones — AIG Commodity IndexSM will affect the market value of the notes and the amount you will receive at maturity.

       The policies of Dow Jones and AIG-FP concerning the methodology and calculation of the Dow Jones — AIG Commodity IndexSM, additions, deletions or substitutions of the commodities underlying the Dow Jones — AIG Commodity IndexSM or exchange-traded futures contracts on the commodities underlying the Dow Jones — AIG Commodity IndexSM could affect the Dow Jones — AIG Commodity IndexSM and, therefore, could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if Dow Jones and AIG-FP, in their sole discretion, change these policies, for example, by changing the methodology for compiling and calculating the Dow Jones — AIG Commodity IndexSM, or if Dow Jones and AIG-FP discontinue or suspend calculation or publication of the Dow Jones — AIG Commodity IndexSM, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if either the AIG Commodity Starting Level or the AIG Commodity Closing Level is not available because of a market disruption event or for any other reason, the calculation agent – which will be JPMSI, an affiliate of ours – will make a good faith estimate in its sole discretion of the Commodity Index level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the market disruption event is due to the fact that the publication of the Commodity Index is discontinued and that there is no successor index on the date when the AIG Commodity Starting Level or the Dow Jones — AIG Commodity IndexSM closing level on an Initial Averaging Date, if applicable, is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the AIG Commodity Closing Level or the Dow Jones — AIG Commodity IndexSM closing level on an Initial Averaging Date, if applicable, by reference to a group of commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Dow Jones — AIG Commodity IndexSM. For more information, see the section below called “The Dow Jones — AIG Commodity IndexSM — Discontinuation of the Dow Jones — AIG Commodity IndexSM; Alteration of Method of Calculation.”

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Each GSCI Basket Component may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

       Each GSCI Basket Component may be more volatile and susceptible to price fluctuations than a broader commodities index, such as the S&P GSCITM. In contrast to the S&P GSCITM, which includes contracts on the principal physical commodities that are actively traded, each of the GSCI Basket Components is comprised of contracts on only a portion of such physical commodities. As a result, price volatility in the contracts included in the S&P GSCITM will likely have a greater impact on each GSCI Basket Component than it would on the broader S&P GSCITM, and each GSCI Basket Component individually will be more susceptible to fluctuations and declines in value of the physical commodities included in such GSCI Basket Component. In addition, because each of the GSCI Basket Components omit principal market sectors comprising the S&P GSCITM, they may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

Changes in the composition and valuation of the S&P GSCITM may adversely affect the market value and/or the payment at maturity of the notes.

       The composition of the S&P GSCITM and its sub-indices (including the GSCI Basket Components) may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCITM or futures contracts currently included in the S&P GSCITM fail to satisfy such criteria. Those changes could impact the composition and valuation of the GSCI Basket Components. The weighting factors applied to each commodity included in each of the GSCI Basket Components change annually, based on changes in commodity production statistics. In addition, Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), in consultation with its Index Advisory Panel, may modify the methodology for determining the composition and weighting of the GSCI Basket Components and for calculating their value in order to assure that the S&P GSCITM represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCITM and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each GSCI Basket Component, and for valuing each GSCI Basket Component, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity for the notes.

Historical performance of each Basket Component should not be taken as an indication of the future performance of such Basket Component during the terms of the notes.

       The actual performance of each Basket Component over the term of the notes, as well as the amount payable at maturity, may bear little relation to the historical performance of such Basket Component. The trading prices of exchange traded futures contracts on the index commodities will determine the level of such Basket Component. As a result, it is impossible to predict whether the level of each of the Basket Components will rise or fall.

The Basket Components will likely underperform a cash purchase of the underlying commodities, potentially by a significant amount.

       Because the Basket Components are made up of futures contracts, there will be a cost to “rolling” the contracts forward as the Basket Components sell the current contracts and then add the next month’s contracts. As the underlyings tend to have positively sloping forward curves, commonly known as “contango”, the Basket Components’ return experiences a negative drag when the Basket Components sell cheaper contracts, and purchase more expensive contracts. As a result, we expect the Basket Components will likely underperform a direct investment in a similarly weighted basket of index commodities over the life of the notes.

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We and our affiliates have no affiliation with S&P and are not responsible for their public disclosure of information.

       We and our affiliates are not affiliated with S&P in any way (except for arrangements discussed below in “The GSCI Indices — License Agreement with Standard & Poor’s”) and have no ability to control S&P, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the GSCI Basket Components. The GSCI Index Sponsor is under no obligation to continue to calculate any such GSCI Basket Components and is not required to calculate any successor index. If S&P discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to such GSCI Basket Component exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion.

Index calculation disruption events may require an adjustment to the calculation of each GSCI Basket Component.

       At any time during the term of the notes, the daily calculation of each GSCI Basket Component may be adjusted in the event that S&P, the publisher of the S&P GSCITM and its sub-indices (including the GSCI Basket Components), determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract used in the calculation of each GSCI Basket Component on that day; the settlement price of any exchange-traded futures contract used in the calculation of each GSCI Basket Component reflects the maximum permitted price change from the previous day’s settlement price; or the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of each GSCI Basket Component. Any such Index calculation disruption events may have an adverse impact on the value of each GSCI Basket Component or the manner in which it is calculated.

S&P may be required to replace a contract underlying a GSCI Basket Component if the existing futures contract is terminated or replaced.

       A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each GSCI Basket Component. Data concerning this Designated Contract will be used to calculate each GSCI Basket Component. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the GSCI Index Committee, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual GSCI Basket Component, as well as the value of the Basket as a whole Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

       The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Basket Components, the Basket as a whole, and therefore, the value of your notes.

S&P has no obligation to consider your interests.

       S&P is responsible for calculating and maintaining each of the GSCI Basket Components. S&P can make methodological changes that could change the value of each GSCI Basket Component at any time

PS-18

and it has no obligation to consider your interests. S&P may discontinue or suspend calculation or dissemination of each GSCI Basket Component. If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. See “The GSCI Indices.” Consequently, any of these actions could adversely affect market value and/or payment at maturity of the notes. S&P has no obligation to consider your interests in calculating or revising the methodology of each GSCI Basket Component.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

       While the payment at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

       J.P. Morgan Securities Inc. and other affiliates of ours trade the futures contracts that compose the Basket Components, options on such futures contracts, the commodities underlying such contracts and other financial instruments related to the Basket Components and their component futures contracts, or such options and commodities underlying such contracts on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of the Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of one or more of the Basket Components and, accordingly, could affect the value of the notes and the amount payable to you at maturity, if any.

       In the course of our business, we or our affiliates may acquire non-public information about the Basket Components, the futures contracts underlying the Basket Components and the commodities underlying these contracts, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Basket Components, the commodities underlying these futures contracts or the Designated Contracts. Any prospective purchaser of notes should undertake an independent investigation of the Basket Components, the futures contracts underlying the Basket Components, the commodities underlying these contracts and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

       Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Components, the futures contracts underlying the Basket Components or the commodities underlying these contracts. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

       We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

PS-19

       J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level and Ending Level for each of the Basket Components, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the closing level or closing price of each Basket Component on each Initial Averaging Date, if applicable, the Basket Closing Level on any Basket Valuation Date, including AIG Commodity Return, the AIG Commodity Closing Level, the Agriculture Return, the Agriculture Closing Level, the Energy Return, the Energy Closing Level, the Industrial Metals Return, the Industrial Metals Closing Level, the Livestock Return, the Livestock Closing Level, the Precious Metal Return and the Precious Metals Closing Level. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Basket Components have been discontinued and whether there has been a material change in the method of calculation of any of the Basket Components. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

       The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Closing Level or the Basket Return on any Basket Valuation Date and calculating the amount that we are required to pay you, if any, at maturity. Market disruptions might also prevent the calculation agent from properly valuing the closing level or closing price of a Basket Component on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Basket Valuation Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

       There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. Holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 60-II and consult your tax adviser regarding your particular circumstances. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on a number of possible U.S. federal income tax treatments for “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of instruments such as the notes to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the degree, if any, to which any income (including any mandated accruals) recognized by Non-U.S. Holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the notes, possibly on a retroactive basis. You should consult your tax adviser regarding the tax treatment of the notes, including possible alternative characterizations in general and the possible impact of this notice in particular.

PS-20

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

       If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

PS-21

USE OF PROCEEDS

       Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

       On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in one or more Basket Components, the futures contracts underlying the Basket Components or instruments the value of which is derived from one or more Basket Components, or futures contracts. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the level of one or more Basket Components, and therefore, effectively establish a higher level that the relevant Basket Component must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more Basket Components, the futures contracts underlying the Basket Components, or instruments the value of which is derived from one or more Basket Components or futures contracts of the commodities underlying the Basket Components. Although we have no reason to believe that any of these activities will have a material impact on the level of any of the Basket Components or the value of the notes, we cannot assure you that these activities will not have such an effect.

       We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-22

THE DOW JONES — AIG COMMODITY INDEXSM

       We have derived all information contained in this product supplement regarding the Dow Jones — AIG Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components from (i) publicly available sources and (ii) a summary of the Dow Jones — AIG Commodity IndexSM Handbook (a document that is considered proprietary to Dow Jones and AIG Financial Products (“AIG-FP”) and is available to those persons who enter into a license agreement available at www.aigfp.com/home/commodities). Such information reflects the policies of, and is subject to change by, Dow Jones and AIG-FP. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the Dow Jones — AIG Commodity IndexSM, AIG-FP and Dow Jones. Dow Jones and AIG-FP are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. Dow Jones and AIG-FP have no obligation to continue to publish the Dow Jones — AIG Commodity IndexSM, and may discontinue publication of the Dow Jones — AIG Commodity IndexSM at any time in their sole discretion.

Overview

       The Dow Jones — AIG Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones — AIG Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “The Commodity Futures Markets.” The commodities included in the Dow Jones — AIG Commodity IndexSM for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones — AIG Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

       The Dow Jones — AIG Commodity IndexSM is a proprietary index that Dow Jones and AIG-FP developed and that Dow Jones, in conjunction with AIG-FP, calculates. The methodology for determining the composition and weighting of the Dow Jones — AIG Commodity IndexSM and for calculating its value is subject to modification by Dow Jones and AIG-FP at any time. As of the date of this product supplement, Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day (as defined below) at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

       A “DJ-AIG Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones — AIG Commodity IndexSM”) for the Index Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index Commodities for 2008, if the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

       AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones — AIG Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones — AIG Commodity IndexSM. For information about how this trading may affect the value of the Dow Jones — AIG Commodity IndexSM, see “Risk Factors — Trading and other transactions by AIG-FP and Dow Jones in the futures contracts constituting the Dow Jones — AIG Commodity IndexSM and the underlying commodities may affect the level of the Dow Jones — AIG Commodity IndexSM.”

PS-23

The Dow Jones — AIG Commodity IndexSM Supervisory and Advisory Committees

       Dow Jones and AIG-FP have established the Dow Jones — AIG Commodity IndexSM Supervisory Committee and the Dow Jones — AIG Commodity IndexSM Advisory Committee to assist them in connection with the operation of the Dow Jones — AIG Commodity IndexSM. The Dow Jones — AIG Commodity IndexSM Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones, and makes all final decisions related to the Dow Jones — AIG Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Dow Jones — AIG Commodity IndexSM Advisory Committee includes six to twelve members drawn from the financial, academic and legal communities selected by AIG-FP. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones — AIG Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

       As described in more detail below, the Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced.

       For example, the composition of the Dow Jones — AIG Commodity IndexSM for 2008 was approved by the Dow Jones — AIG Index Supervisory Committee in August of 2007 and published on August 3, 2007. The January 2008 reweighting and rebalancing is based on the following percentages:

The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages

COMMODITY	WEIGHTING
Crude Oil	13.156592%
Natural Gas	12.237084%
Soybeans	7.628541%
Gold	7.396190%
Aluminum	7.107971%
Copper	7.040516%
Corn	5.663457%
Live Cattle	4.887400%
Wheat	4.703406%
Heating Oil	3.822525%
Unleaded Gasoline	3.783798%
Sugar	3.185145%
Zinc	3.033016%
Coffee	3.001585%
Soybean Oil	2.811933%
Nickel	2.791708%
Silver	2.721423%
Lean Hogs	2.548123%
Cotton	2.479588%

       Information concerning the Dow Jones — AIG Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site (www.djindexes.com). Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Four Main Principles Guiding the Creation of the Dow Jones — AIG Commodity IndexSM

       The Dow Jones — AIG Commodity IndexSM was created using the following four main principles:

PS-24

  ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones — AIG Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones — AIG Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones — AIG Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones — AIG Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  DIVERSIFICATION. A second major goal of the Dow Jones — AIG Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones — AIG Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  CONTINUITY. The third goal of the Dow Jones — AIG Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones — AIG Commodity IndexSM from year to year. The Dow Jones — AIG Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones — AIG Commodity IndexSM.

  LIQUIDITY. Another goal of the Dow Jones — AIG Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones — AIG Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

       These four principles represent goals of the Dow Jones — AIG Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Dow Jones — AIG Commodity IndexSM — Commodities Available for Inclusion

       A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones — AIG Commodity IndexSM and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

       As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold,

PS-25

heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

       The 19 Index Commodities for 2008 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

       A futures contract known as a Designated Contract is selected for each commodity available for inclusion in the Dow Jones — AIG Commodity IndexSM. With the exception of several LME contracts, where the Dow Jones — AIG Commodity IndexSM Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the futures contract that is traded in the United States and denominated in dollars. If more than one such contract exists, the Dow Jones — AIG Commodity IndexSM Supervisory Committee selects the most actively traded contract. Data concerning each Designated Contract is used to calculate the Dow Jones — AIG Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Dow Jones — AIG Commodity IndexSM Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones — AIG Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors – AIG Financial Products may be required to replace a designated contract if the existing futures contract is terminated or replaced.”

       The Designated Contracts for 2008 Index Commodities are as follows:

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	$/metric ton
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/pound
Copper**	High Grade Copper	COMEX***	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CMEˆ	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/pound
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending†	NYMEX	42,000 gal	cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	$/metric ton

*	The New York Board of Trade (“NYBOT”) located in New York City.
**

The Dow Jones — AIG Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones — AIG Commodity IndexSM.

***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.

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†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones — AIG Commodity IndexSM in April 2006.

       In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones — AIG Commodity IndexSM.

Commodity Groups

       For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones — AIG Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline	Livestock	Lean Hogs Live Cattle

Precious Metals	Gold Silver Platinum	Grains	Corn Soybeans Soybean Oil Wheat

Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc	Softs	Cocoa Coffee Cotton Sugar

Dow Jones — AIG Commodity IndexSM Breakdown by Commodity Group

       The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones — AIG Commodity IndexSM set forth under “The Dow Jones — AIG Commodity IndexSM 2008 Commodity Index Percentages.”

Energy	33.00%
Precious Metals	10.12%
Industrial Metals	19.97%
Livestock	7.44%
Grains	20.81%
Softs	8.67%

Annual Reweightings and Rebalancings of The Dow Jones — AIG Commodity IndexSM

       The Dow Jones — AIG Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones — AIG Commodity IndexSM are determined each year in June or July by AIG-FP under the supervision of the Dow Jones — AIG Commodity IndexSM Supervisory Committee following advice from the Dow Jones — AIG Commodity IndexSM Advisory Committee. After the Supervisory and Advisory Committees’ annual meetings in June or July, the annual weightings for the next calendar year are publicly announced and implemented the following January.

PS-27

Determination of Relative Weightings

       The relative weightings of the Index Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones — AIG Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones — AIG Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Diversification Rules

       The Dow Jones — AIG Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones — AIG Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM as of January of each year:

  No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity may constitute more than 15% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones — AIG Commodity IndexSM.

  No single commodity included in the Dow Jones — AIG Commodity IndexSM may constitute less than 2% of the Dow Jones — AIG Commodity IndexSM.

       Following the annual reweighting and rebalancing of the Dow Jones — AIG Commodity IndexSM in January, the percentage of any commodity underlying the Dow Jones — AIG Commodity IndexSM or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

       Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones — AIG Commodity IndexSM by calculating the new unit weights for each commodity underlying the Dow Jones — AIG Commodity IndexSM. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones — AIG Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each commodity underlying the Dow Jones — AIG Commodity IndexSM. This CIM is used to achieve the percentage weightings of the commodities underlying the Dow Jones — AIG Commodity IndexSM, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each commodity underlying the Dow Jones — AIG Commodity IndexSM will float throughout the year, until the CIMs are reset the following year based on new CIPs.

PS-28

Calculations

       The Dow Jones — AIG Commodity IndexSM is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones — AIG Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Dow Jones — AIG Commodity IndexSM is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones — AIG Commodity IndexSM level to calculate the new Dow Jones — AIG Commodity IndexSM level. Dow Jones disseminates the Dow Jones — AIG Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones — AIG Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes the final Dow Jones — AIG Commodity IndexSM level for each DJ-AIG Business Day at approximately 4:00 p.m. (New York time) on each such day on Reuters page AIGCI1. Dow Jones — AIG Commodity IndexSM levels can also be obtained from the official websites of both Dow Jones and AIG-FP and are also published in The Wall Street Journal.

The Dow Jones — AIG Commodity IndexSM is a Rolling Index

       The Dow Jones — AIG Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones — AIG Commodity IndexSM is a “rolling index.”

Dow Jones — AIG Commodity IndexSM Calculation Disruption Events

       From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones — AIG Commodity IndexSM will be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

       (a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM on that day;

       (b) the settlement price of any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

       (c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM; or

       (d) with respect to any futures contract used in the calculation of the Dow Jones — AIG Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

       ”Dow JonesSM,” “AIG®,” “Dow Jones — AIG Commodity IndexSM” and “DJ-AIGCISM” are registered trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by JPMorgan Chase & Co. The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such products.

PS-29

       Dow Jones, AIG-FP and JPMorgan Chase & Co. have entered into a non-exclusive license agreement providing for the license to JPMorgan Chase & Co., and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones — AIG Commodity IndexSM, which is published by Dow Jones and AIG-FP, in connection with certain products, including the notes.

       The notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the Dow Jones — AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to JPMorgan Chase & Co. or the notes. Dow Jones and AIG-FP have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the Dow Jones — AIG Commodity IndexSM. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones — AIG Commodity IndexSM and the Dow Jones — AIG Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones — AIG Commodity IndexSM and the notes.

       This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones — AIG Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones — AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones — AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones — AIG Commodity IndexSM components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones — AIG Commodity IndexSM components, including, without limitation, a description of factors that affect the prices of such Dow Jones — AIG Commodity IndexSM components, are accurate or complete.

       NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE

PS-30

OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES — AIG COMMODITY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND JPMORGAN CHASE & CO., OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.

The Commodity Futures Markets

       Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the Dow Jones — AIG Commodity IndexSM are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

       There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

       By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

       Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

       U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Dow Jones — AIG Commodity IndexSM has been composed exclusively of futures contracts traded on regulated exchanges.

PS-31

Discontinuation of the Dow Jones — AIG Commodity IndexSM; Alteration of Method of Calculation

       If Dow Jones discontinues publication of the Dow Jones — AIG Commodity IndexSM and Dow Jones or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Dow Jones — AIG Commodity IndexSM (such index being referred to herein as an “AIG Commodity successor index”), then the closing level for the Dow Jones — AIG Commodity IndexSM on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the Dow Jones — AIG Commodity IndexSM is to be determined will be determined by reference to the level of such AIG Commodity successor index at the close of trading on the relevant exchange or market for the AIG Commodity successor index on such day.

       Upon any selection by the calculation agent of an AIG Commodity successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If Dow Jones discontinues publication of the Dow Jones — AIG Commodity IndexSM prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, a Basket Valuation Date or any other relevant date on which the closing level for the Dow Jones — AIG Commodity IndexSM is to be determined, and the calculation agent determines, in its sole discretion, that no AIG Commodity successor index is available at such time, or the calculation agent has previously selected an AIG Commodity successor index and publication of such AIG Commodity successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the Dow Jones — AIG Commodity IndexSM for such date. The closing level for the Dow Jones — AIG Commodity IndexSM will be computed by the calculation agent in accordance with the formula for and method of calculating the Dow Jones — AIG Commodity IndexSM last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the Dow Jones — AIG Commodity IndexSM or AIG Commodity successor index, if applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Dow Jones — AIG Commodity IndexSM, or AIG Commodity successor index, as applicable on the relevant exchange may adversely affect the value of the notes.

If at any time the method of calculating the Dow Jones — AIG Commodity IndexSM or an AIG Commodity successor index, or the level thereof, is changed in a material respect, or if the Dow Jones — AIG Commodity IndexSM or an AIG Commodity successor index is in any other way modified so that the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index does not, in the opinion of the calculation agent, fairly represent the level of the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the Dow Jones — AIG Commodity IndexSM is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the Dow Jones — AIG Commodity IndexSM with reference to the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index, as adjusted. Accordingly, if the method of calculating the Dow Jones — AIG Commodity IndexSM or an AIG Commodity successor index is modified so that the level of the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index is a fraction of what it would have been if there had been no such modification, then the calculation agent will adjust its calculation of the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index in order to arrive at a level of the Dow Jones — AIG Commodity IndexSM or such AIG Commodity successor index as if there had been no such modification.

PS-32

THE GSCI INDICES

       The notes may also be linked to the performance of some or all of the following five indices: the S&P GSCITM Agriculture Index Excess Return, the S&P GSCITM Energy Index Excess Return, the S&P GSCITM Industrial Metals Index Excess Return, the S&P GSCITM Livestock Index Excess Return and the S&P GSCITM Precious Metals Index Excess Return (each a “GSCI Index,” and together, the “GSCI Indices”). Each of the GSCI Indices is a sub-index of the S&P GSCITM, a composite index of commodity sector returns. The S&P GSCITM and the GSCI Basket Components are published by S&P, and are determined, composed and calculated by S&P without regard to the notes. S&P acquired the rights to the S&P GSCITM from Goldman, Sachs & Co. in February 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCITM in May 1991. The former name of the S&P GSCITM was the Goldman Sachs Commodity Index, or GSCI®.

       The S&P GSCITM is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCITM is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCITM are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCITM are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with its Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCITM are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCITM has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCITM, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

       The S&P GSCITM Agriculture Index Excess Return is a world production-weighted index of certain agricultural commodities in the world economy. As of January 31, 2008, the S&P GSCITM Agriculture Index Excess Return composed 14.30% of the total S&P GSCITM. In turn, as of that date, 31.75% of the value of the S&P GSCITM Agriculture Index Excess Return was determined by futures contracts for Wheat (Chicago Wheat), 7.55% of the value was determined by futures contracts for Red Wheat (Kansas Wheat), 24.34% of the value was determined by futures contracts for Corn, 16.64% of the value was determined by futures contracts for Soybeans, 5.87% of the value was determined by futures contracts for Cotton, 7.69% of the value was determined by futures contracts for Sugar, 4.41% of the value was determined by futures contracts for Coffee and 1.54% of the value was determined by futures contracts for Cocoa.

       The S&P GSCITM Energy Index Excess Return is a world production-weighted index of certain energy commodities in the world economy, including WTI Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. As of January 31, 2008, the S&P GSCITM Energy Index Excess Return composed 71.81% of the total S&P GSCITM. In turn, as of that date, 52.55% of the value of the S&P GSCITM Energy Index Excess Return was determined by futures contracts for WTI Crude Oil, 19.06% of the value was determined by futures contracts for Brent Crude Oil, 6.02% of the value was determined by futures contracts for RBOB Gasoline, 6.75% of the value was determined by futures contracts for No. 2 Heating Oil, 6.59% of the value was determined by futures contracts for GasOil and 9.01% of the value was determined by futures contracts for Natural Gas.

       The S&P GSCITM Industrial Metals Index Excess Return is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. As of January 31, 2008, the S&P GSCITM Industrial Metals Index Excess Return composed 7.88% of the total S&P GSCITM. In turn, as of that date, 33.12% of the value of the S&P GSCITM Industrial Metals Index Excess Return was determined by futures contracts for High Grade Primary Aluminum, 39.97% of the value was determined by futures contracts for Copper Grade A, 6.73% of the value was determined by futures contracts for Standard Lead, 11.55% of the value was determined by futures contracts for Primary Nickel and 8.50% of the value was determined by futures contracts for Special High Grade Zinc.

PS-33

       The S&P GSCITM Livestock Index Excess Return is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. As of January 31, 2008, the S&P GSCITM Livestock Index Excess Return composed 3.64% of the total S&P GSCITM. In turn, as of that date, 57.97% of the value of the S&P GSCITM Livestock Index Excess Return was determined by futures contracts for Live Cattle, 10.99% of the value was determined by futures contracts for Feeder Cattle and 30.77% of the value was determined by futures contracts for Lean Hogs.

       The S&P GSCITM Precious Metals Index Excess Return is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver. As of January 31, 2008, the S&P GSCITM Precious Metals Index Excess Return composed 2.39% of the total S&P GSCITM. In turn, as of that date, 87.87% of the value of the S&P GSCITM Precious Metals Index Excess Return was determined by futures contracts for Gold and 12.13% of the value was determined by futures contracts for Silver.

       The GSCI Indices reflect the excess returns that are potentially available through an unleveraged investment in the futures contracts relating to the various components of the S&P GSCITM. Since the S&P GSCITM is the parent index of the GSCI Basket Components, the methodology for compiling the S&P GSCITM relates as well to the methodology of compiling the GSCI Basket Components.

       The value of the GSCI Indices on any given day reflects:

  the price levels of the contracts included in the GSCI Index (which represents the value of the GSCI Index), and the “contract daily return,” which is the percentage change in the total dollar weight of the GSCI Index from the previous day to the current day.

       Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCITM and the GSCI Basket Components. The methodology for determining the composition and weighting of the S&P GSCITM and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCITM, as described below. S&P makes the official calculations of the S&P GSCITM and the GSCI Indicies.

The Index Committee and the Index Advisory Panel

       S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCITM, and is responsible for all analytical methods and calculation of the indices. The Committee is comprised of three full-time professional members of S&P’s staff and two members of Goldman Sachs Group, Inc. At each meeting, the Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

       S&P considers information about changes to its indices and related matters to be potentially market- moving and material. Therefore, all Index Committee discussions are confidential.

       S&P has established an Index Advisory Panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCITM. The Advisory Panel meets on an annual basis and at other times at the request of S&P. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCITM, the effectiveness of the S&P GSCITM as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCITM. The Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCITM are made by S&P.

PS-34

       The Advisory Panel meets on a regular basis, once during each year. Prior to the meeting, S&P determines the commodities and contracts to be included in the S&P GSCITM for the following calendar year, as well as the weighting factors for each commodity. The Advisory Panel members receive the proposed composition of the S&P GSCITM in advance of the meeting and discuss the composition at the meeting. S&P also consults the Advisory Panel on any other significant matters with respect to the calculation or operation of the S&P GSCITM. The Advisory Panel may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCITM

       In order to be included in the S&P GSCITM, a contract must satisfy the following eligibility criteria:

  The contract must be in respect of a physical commodity and not a financial commodity.

  In addition, the contract must:

    have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

    at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

       From January 2007, the trading facility on which the contract trades must allow market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations (defined below) included in the S&P GSCITM that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below).

       The commodity must be the subject of a contract that:

  is denominated in U.S. dollars; and

  is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

    makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

    accepts bids and offers from multiple participants or price providers; and

    is accessible by a sufficiently broad range of participants.

       With respect to inclusion on each sub-index of the S&P GSCITM, a contract must be in respect to the physical commodity that is described by that specific index.

       The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCITM. In appropriate circumstances, however, S&P, in consultation with the Advisory Panel, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be

PS-35

(but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

       At and after the time a contract is included in the S&P GSCITM, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

       For a contract to be eligible for inclusion in the S&P GSCITM, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

  A contract that is not included in the S&P GSCITM at the time of determination and that is based on a commodity that is not represented in the S&P GSCITM at such time must, in order to be added to the S&P GSCITM at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  A contract that is already included in the S&P GSCITM at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCITM must, in order to continue to be included in the S&P GSCITM after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S $5 billion and at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

  A contract that is not included in the S&P GSCITM at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCITM at such time must, in order to be added to the S&P GSCITM at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized of at least U.S. $30 billion.

  A contract that is already included in the S&P GSCITM at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCITM at such time must, in order to continue to be included in the S&P GSCITM after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least U.S. $10 billion and at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition:

  A contract that is already included in the S&P GSCITM at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCITM and each contract’s percentage of the total is then determined.
PS-36

  A contract that is not included in the S&P GSCITM at the time of determination must, in order to be added to the S&P GSCITM at such time, have a reference percentage dollar weight of at least 1.0%.

  In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts will be included in the S&P GSCITM in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCITM attributable to such commodity exceeding a particular level.

  If additional contracts could be included with respect to several commodities at the same time, that procedure is first applied with respect to the commodity that has the smallest portion of the S&P GSCITM attributable to it at the time of determination. Subject to the other eligibility criteria relating to the composition of the S&P GSCITM the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCITM attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCITM attributable to it.

       The contracts currently included in the S&P GSCITM are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange (“CME”), the CBOT, the Coffee, Sugar & Cocoa Exchange, Inc. (“CSC”), the New York Cotton Exchange (“NYC”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the LME.

       The quantity of each of the contracts included in the S&P GSCITM is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation, or other factors, S&P, in consultation with its advisory committee may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

       The five-year moving average is updated annually for each commodity included in the S&P GSCITM, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCITM are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

       In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCITM is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCITM to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCITM will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCITM, in consultation with the Advisory Panel, at the conclusion of each year, based on the above criteria. Other commodities that

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satisfy such criteria, if any, will be added to the S&P GSCITM. Commodities included in the S&P GSCITM which no longer satisfy such criteria, if any, will be deleted.

       S&P, in consultation with the Advisory Panel, also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCITM are necessary or appropriate in order to assure that the S&P GSCITM represents a measure of commodity market performance. S&P has the discretion to make any such modifications, in consultation with the Advisory Panel.

Contract Expirations

       Because the S&P GSCITM comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCITM for each commodity during a given year are designated by S&P, in consultation with the Advisory Panel, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

       If a trading facility deletes one or more contract expirations, the S&P GSCITM will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCITM. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCITM. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCITM

       The value of the S&P GSCITM on any given day is equal to the total dollar weight of the S&P GSCITM divided by a normalizing constant that assures the continuity of the S&P GSCITM over time. The total dollar weight of the S&P GSCITM is the sum of the dollar weight of each of the underlying commodities.

       The dollar weight of each such commodity on any given day is equal to:

  the daily contract reference price,

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

       The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided, that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCITM calculation.

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Contract Daily Return

       The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCITM of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCITM on the preceding day, minus one.

       The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCITM is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCITM also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCITM is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

       If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract, will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the GSCI Indices

       The value of any of the GSCI Indices on any S&P GSCITM business day is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCITM business day multiplied by (2) one plus the contract daily return of the applicable GSCI Index on the S&P GSCITM business day on which the calculation is made.

Information

       All information contained herein relating to the S&P GSCITM and each of the GSCI Indices, including their make-up, method of calculation, changes in its components and historical performance, has been derived from publicly available information.

       The information contained herein with respect to each of the GSCI Indices and the S&P GSCITM reflects the policies of, and is subject to change by, S&P.

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       Current information regarding the market value of the GSCI Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the GSCI Indices is accurate or complete.

License Agreement with Standard & Poor’s

       The S&P GSCITM and the GSCI Basket Components are licensed by S&P for use in connection with an issuance of the notes.

       The notes are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representations or warranties, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P indices to track general stock market performance or any economic factors. S&P’s only relationship to JPMorgan Chase Bank, N.A. (the “Licensee”) and its affiliates is the licensing of certain trademarks and trade names of S&P and/or of the S&P GSCITM which is determined, composed and calculated by S&P without regard to the Licensee or the notes. S&P has no obligation to take the needs of the Licensee, its affiliates or the owners of the notes into consideration in determining, composing or calculating the S&P GSCITM. S&P is not responsible for and have not participated in the determination of, the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

       S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCITM OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONDITIONS OR REPRESENTATIONS AS TO RESULTS TO BE OBTAINED BY LICENSEE, ITS AFFILIATES, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCITM OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCITM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the S&P GSCITM Agriculture Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCITM Agriculture Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCITM Agriculture Index Excess Return (such index being referred to herein as an “Agriculture successor index”), then any closing level for the S&P GSCITM Agriculture Index Excess Return on any relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Agriculture successor index on such day.

       Upon any selection by the calculation agent of an Agriculture successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCITM Agriculture Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Agriculture successor index is available at such time, or the calculation agent has previously selected an Agriculture successor

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index and publication of such Agriculture successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the S&P GSCITM Agriculture Index Excess Return for such date. The closing level for the S&P GSCITM Agriculture Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCITM Agriculture Index Excess Return or Agriculture successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCITM Agriculture Index Excess Return or Agriculture successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCITM Agriculture Index Excess Return or Agriculture successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCITM Agriculture Index Excess Return or an Agriculture successor index, or the level thereof, is changed in a material respect, or if the S&P GSCITM Agriculture Index Excess Return or an Agriculture successor index is in any other way modified so that the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCITM Agriculture Index Excess Return with reference to the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCITM Agriculture Index Excess Return or an Agriculture successor index is modified so that the level of the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCITM Agriculture Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index in order to arrive at a level of the S&P GSCITM Agriculture Index Excess Return or such Agriculture successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCITM Energy Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCITM Energy Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCITM Energy Index Excess Return (such index being referred to herein as an “Energy successor index”), then any closing level for the S&P GSCITM Energy Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Energy successor index on such day.

       Upon any selection by the calculation agent of an Energy successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCITM Energy Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Energy Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Energy successor index is available at such time, or the calculation agent has previously selected an Energy successor index and publication of such Energy successor index is discontinued prior to, and such discontinuation is

PS-41

continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCITM Energy Index Excess Return for such date. The closing level for the S&P GSCITM Energy Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCITM Energy Index Excess Return or Energy successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCITM Energy Index Excess Return or Energy successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCITM Energy Index Excess Return or Energy successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCITM Energy Index Excess Return or an Energy successor index, or the level thereof, is changed in a material respect, or if the S&P GSCITM Energy Index Excess Return or an Energy successor index is in any other way modified so that the S&P GSCITM Energy Index Excess Return or such Energy successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCITM Energy Index Excess Return or such Energy successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCITM Energy Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCITM Energy Index Excess Return or such Energy successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P GSCITM Energy Index Excess Return with reference to the S&P GSCITM Energy Index Excess Return or such Energy successor index, as adjusted. Accordingly, if the method of calculating the closing level for the S&P GSCITM Energy Index Excess Return or an Energy successor index is modified so that the level of the S&P GSCITM Energy Index Excess Return or such Energy successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCITM Energy Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCITM Energy Index Excess Return or such Energy successor index in order to arrive at a level of the S&P GSCITM Energy Index Excess Return or such Energy successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCITM Industrial Metals Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCITM Industrial Metals Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCITM Industrial Metals Index Excess Return (such index being referred to herein as an “Industrial Metals successor index”), then any closing level for the S&P GSCITM Industrial Metals Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Industrial Metals successor index on such day.

       Upon any selection by the calculation agent of an Industrial Metals successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCITM Industrial Metals Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Industrial Metals Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Industrial Metals successor index is available at such time, or the calculation agent has previously selected an Industrial Metals successor index and publication of such Industrial Metals successor index is discontinued prior to,

PS-42

and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCITM Industrial Metals Index Excess Return for such date. The closing level for the S&P GSCITM Industrial Metals Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCITM Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCITM Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCITM Industrial Metals Index Excess Return or Industrial Metals successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCITM Industrial Metals Index Excess Return or an Industrial Metals successor index, or the level thereof, is changed in a material respect, or if the S&P GSCITM Industrial Metals Index Excess Return or an Industrial Metals successor index is in any other way modified so that the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCITM Industrial Metals Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the S&P GSCITM Industrial Metals Index Excess Return with reference to the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index, as adjusted. Accordingly, if the method of calculating the closing level for the S&P GSCITM Industrial Metals Index Excess Return or an Industrial Metals successor index is modified so that the level of the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCITM Industrial Metals Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index in order to arrive at a level of the S&P GSCITM Industrial Metals Index Excess Return or such Industrial Metals successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCITM Livestock Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCITM Livestock Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCITM Livestock Index Excess Return (such index being referred to herein as a “Livestock successor index”), then any closing level for the S&P GSCITM Livestock Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Livestock successor index on such day.

       Upon any selection by the calculation agent of a Livestock successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCITM Livestock Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Livestock Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Livestock successor index is available at such time, or the calculation agent has previously selected a Livestock successor index

PS-43

and publication of such Livestock successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCITM Livestock Index Excess Return for such date. The closing level for the S&P GSCITM Livestock Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCITM Livestock Index Excess Return or Livestock successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCITM Livestock Index Excess Return or Livestock successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCITM Livestock Index Excess Return or Livestock successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCITM Livestock Index Excess Return or a Livestock successor index, or the level thereof, is changed in a material respect, or if the S&P GSCITM Livestock Index Excess Return or a Livestock successor index is in any other way modified so that the S&P GSCITM Livestock Index Excess Return or such Livestock successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCITM Livestock Index Excess Return or such Livestock successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCITM Livestock Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCITM Livestock Index Excess Return or such Livestock successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCITM Livestock Index Excess Return with reference to the S&P GSCITM Livestock Index Excess Return or such Livestock successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCITM Livestock Index Excess Return or a Livestock successor index is modified so that the level of the S&P GSCITM Livestock Index Excess Return or such Livestock successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCITM Livestock Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCITM Livestock Index Excess Return or such Livestock successor index in order to arrive at a level of the S&P GSCITM Livestock Index Excess Return or such Livestock successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of the S&P GSCITM Precious Metals Index Excess Return; Alteration of Method of Calculation

       If S&P discontinues publication of the S&P GSCITM Precious Metals Index Excess Return and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P GSCITM Precious Metals Index Excess Return (such index being referred to herein as a “Precious Metals successor index”), then any closing level for the S&P GSCITM Precious Metals Index Excess Return on the relevant Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Agriculture Index Excess Return is to be determined will be determined by reference to the level of such Agriculture successor index at the close of trading on the relevant exchange or market for the Precious Metals successor index on such day.

       Upon any selection by the calculation agent of a Precious Metals successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

       If S&P discontinues publication of the S&P GSCITM Precious Metals Index Excess Return prior to, and such discontinuation is continuing on, an Initial Averaging Date, if applicable, Basket Valuation Date or other relevant date on which the closing level for the S&P GSCITM Precious Metals Index Excess Return is to be determined, and the calculation agent determines, in its sole discretion, that no Precious Metals

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successor index is available at such time, or the calculation agent has previously selected a Precious Metals successor index and publication of such Precious Metals successor index is discontinued prior to, and such discontinuation is continuing on, such Initial Averaging Date, Basket Valuation Date or other relevant date, then the calculation agent will determine the closing level for the S&P GSCITM Precious Metals Index Excess Return for such date. The closing level for the S&P GSCITM Precious Metals Index Excess Return will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P GSCITM Precious Metals Index Excess Return or Precious Metals successor index, as applicable, last in effect prior to such discontinuation, using the daily settlement price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, the calculation agent’s good faith estimate of the daily settlement price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently composing the S&P GSCITM Precious Metals Index Excess Return or Precious Metals successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the S&P GSCITM Precious Metals Index Excess Return or Precious Metals successor index, as applicable, may adversely affect the value of the notes.

       If at any time the method of calculating the S&P GSCITM Precious Metals Index Excess Return or a Precious Metals successor index, or the level thereof, is changed in a material respect, or if the S&P GSCITM Precious Metals Index Excess Return or a Precious Metals successor index is in any other way modified so that the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index does not, in the opinion of the calculation agent, fairly represent the level of the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level for the S&P GSCITM Precious Metals Index Excess Return is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a commodity index comparable to the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for the S&P GSCITM Precious Metals Index Excess Return with reference to the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index, as adjusted. Accordingly, if the method of calculating the S&P GSCITM Precious Metals Index Excess Return or a Precious Metals successor index is modified so that the level of the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P GSCITM Precious Metals Index Excess Return), then the calculation agent will adjust its calculation of the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index in order to arrive at a level of the S&P GSCITM Precious Metals Index Excess Return or such Precious Metals successor index as if there had been no such modification (e.g., as if such split had not occurred).

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GENERAL TERMS OF NOTES

Calculation Agent

       J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Strike Level, if applicable, the Basket Return, the payment at maturity, if any, on the notes, the closing level or closing price of each Basket Component on each Initial Averaging Date, if applicable, the Basket Closing Level on any Basket Valuation Date, including the AIG Commodity Return, the AIG Commodity Closing Level, the Agriculture Return, the Agriculture Closing Level, the Energy Return, the Energy Closing Level, the Industrial Metals Return, the Industrial Metals Closing Level, the Livestock Return, the Livestock Closing Level, the Precious Metal Return and the Precious Metals Closing Level. The calculation agent will also determine whether there has been a market disruption event or a discontinuation of any Basket Component and whether there has been a material change in the method of calculation of any of the Basket Components, so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the price of such Basket Component (or relevant successor index, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

       The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

       All calculations with respect to the Ending Basket Level, the Strike Level, if applicable, the Basket Return and the Basket Closing Level (including the AIG Commodity Return, the AIG Commodity Closing Level, the Agriculture Return, the Agriculture Closing Level, the Energy Return, the Energy Closing Level, the Industrial Metals Return, the Industrial Metals Closing Level, the Livestock Return, the Livestock Closing Level, the Precious Metal Return and the Precious Metals Closing Level), the closing level or closing price of each Basket Component on the pricing date or each Initial Averaging Date, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

       Certain events may prevent the calculation agent from calculating the closing level or closing price of a Basket Component on any Initial Averaging Date, if applicable, the Basket Closing Level on any Basket Valuation Date, and consequently, the Basket Return or the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

       With respect to the AIG Commodity Basket Component or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the AIG Commodity Basket Component (or the relevant successor index); or

  the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

  the AIG Commodity Basket Component (or the relevant successor index) is not published; or
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  the settlement price is not published for any individual reference contract;

  in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

       The following events will not be market disruption events, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange or market; or

  a decision to permanently discontinue trading in the option or futures contracts relating to the AIG Commodity Basket Component (or the relevant successor index) or any commodity underlying such contract.

       With respect to each GSCI Basket Component and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded commodity futures contract then underlying such Basket Index (or the relevant successor index); or

  the settlement price of any exchange-traded commodity futures contract underlying such GSCI Basket Component (or the relevant successor index) has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price; or

  the failure of S&P (or the index sponsor for the relevant successor index) to calculate and publish the U.S. dollar level for such GSCI Basket Component (or the relevant successor index); or

  the settlement price is not published for any individual reference contract underlying such GSCI Basket Component (or the relevant successor index);

       in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

  A limitation on the hours or number of days of trading will not constitute a market disruption event if the limitation results from an announced change in the regular business hours of the relevant exchange or market.

        “Relevant Exchange” means, with respect to a Basket Component or the relevant successor index, any organized exchange or market of trading for any futures contract (or any combination thereof) then included in a Basket Component or any successor index.

Events of Default

       Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

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Payment upon an Event of Default

       Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Basket Valuation Date. If the notes have more than one Basket Valuation Date, then, for each Basket Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement.

       If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

       Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

       The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

       The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

       DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

       Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

       The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

       Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

       The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price for cash and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

       This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a person holding the notes as part of a hedging transaction, straddle, conversion transaction or integrated transaction, or entering into a “constructive sale” with respect to the notes;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

       This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

       The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

       We intend to seek an opinion from Sidley Austin llp, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Sidley Austin llp expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. Irrespective of the opinion received from Sidley Austin llp, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions” and not as debt instruments. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following summary assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” with respect to the Basket Components and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

       You are a “U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

  a citizen or resident of the United States;
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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State thereof or the District of Columbia; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    Tax Treatment of the Notes

       Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

       Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

    Possible Alternative Tax Treatments of an Investment in the Notes

       Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount, or “OID,” on the notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you may not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

       Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the notes. In addition, on December 7, 2007, Treasury and the IRS released a notice requesting comments on a number of possible U.S. federal income tax treatments for “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require U.S. Holders of instruments such as the notes to accrue income over the term of their investment, but also asks for comments on a number of related topics, including the character of income or loss with respect to these investments and whether these investments are or should be subject to the “constructive ownership” regime contained in Code Section 1260. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the notes, possibly on a retroactive basis. Accordingly, you should consult your tax adviser regarding the tax treatment of the notes, including possible alternative characterizations in general as well as the possible impact of this notice.

Tax Consequences to Non-U.S. Holders

       You are a “Non-U.S. Holder” if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

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  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

       You are not a Non-U.S. Holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note (including redemption of the notes at maturity).

       If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if such gain is effectively connected with your conduct of a trade or business in the United States.

       If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next sentence has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes (including redemption of the notes at maturity) is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements. Moreover, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences – Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which any income with respect to instruments such as the notes should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the withholding tax consequences of ownership and disposition of the notes, possibly on a retroactive basis.

       If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

       You may be subject to information reporting, and may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the information reporting and backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding paragraphs. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Federal Estate Tax

       Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to

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U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

       THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

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UNDERWRITING

       Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. (“JPMSI”) as agent, and certain other agents that may be party to the Master Agency Agreement from time to time (together with JPMSI, each an “Agent,” and collectively, the “Agents”), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

       We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

       JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

       In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

       No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 60-II or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 60-II or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

       Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

       Argentina

       The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or

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specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

       The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

       The Bahamas

       The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

       The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

       Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

       Bermuda

       This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

       Brazil

       The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

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       British Virgin Islands

       The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

       Cayman Islands

       This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no.60-II and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

       Chile

       None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

       None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

       The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

       Colombia

       The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

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       Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

       If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

       Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

       El Salvador

       The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

       Hong Kong

       The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       Jersey

       Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

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       Mexico

       The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

       The Netherlands

       An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

       1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

       2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

       3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

       4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

       5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

       provided this person has:

       (a)     expressly requested the AFM to be considered as a qualified investor; and

       (b)     been entered on the register of qualified investors maintained by the AFM;

       6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

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       (a)     an average number of employees during the financial year of at least 250;

       (b)     total assets of at least €43,000,000; or

       (c)     an annual net turnover of at least €50,000,000.

       7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

       8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

       9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

       For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

       Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

       Panama

       The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

       Peru

       The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

       Singapore

       Neither this product supplement no. 60-II nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 60-II, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person

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pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Switzerland

       The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 60-II and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

       We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 39-VIII and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

       The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

       Uruguay

       The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

       Venezuela

       The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

       Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

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BENEFIT PLAN INVESTOR CONSIDERATIONS

       A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

       Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

       Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

       Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

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       Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

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